ESCROW AGREEMENT

     ESCROW AGREEMENT ("Escrow Agreement") dated as of April 7, 2003 between and among Albert Folsom ("Selling Agent"), Thomas F. Pierson, Esq., ("Purchasers Attorney and Agent") and Richard Rainey, Esq. ("Escrow Agent").

     WHEREAS:

     A. Certain Shareholders of Glen Manor Resources Inc. ("Glen Manor") have agreed to sell 6,000,000 shares ("Shares") of Glen Manor;

     B. The Shares are to be delivered to Escrow Agent, who is to hold and administer the shares in accordance with the terms and conditions of this Escrow Agreement; and

     C. US$26,019.22 is to be deposited into the Escrow Agent's trust account for disbursement according to Exhibit "A" hereto.

     NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. Escrow Agent is hereby appointed as Escrow Agent and Escrow Agent hereby accepts such appointment. Escrow Agent shall act in accordance with the instructions set forth in this Escrow Agreement and any further instructions given to it by written instrument signed by both the Selling Agent and Purchasers Attorney and Agent.

     2. Purchase of Shares. Commencing on or before the execution of this Escrow Agreement, US$26,019.22 ("Escrow Funds") will be deposited with Escrow Agent for the purpose of disbursing the Escrow Funds pursuant to Exhibit "A". Escrow Agent is hereby irrevocably directed and authorized to pay the Escrow Funds in accordance with Exhibit "A" within three days of receipt of the Shares properly endorsed in street form, provided that Escrow Agent also receives a sworn declaration from the Sellers and their Agent that no other claims of any nature or description exist against the Company, Glen Manor Resources, Inc. and further receives confirmation of transferabililty of the shares deposited by Buyers Attorney. The shares shall be immediately released to Sellers Attorney upon receipt of funds.

     3. Custody and Disposition of the Shares. The Escrow Agent shall hold and dispose of the Shares and Escrow Funds only in accordance with the terms of this Escrow Agreement.

     4. Bankruptcy. In the event any proceeding under the Bankruptcy Laws of the United States or any proceedings under any state laws for the protection of debtors or creditors are filed, voluntarily or involuntarily, by or on behalf of Glen Manor, this Escrow shall terminate and the Shares and Escrow Funds shall be returned by Escrow Agent.


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     5. Indemnification. Purchasers Attorney and Agent and the Selling Parties
Agent, individually and collectively, their successors and assigns, agree, jointly and severally to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, all legal fees and any related expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 6 below.

     6. Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

     (a) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations on the part of the Escrow Agent shall be read into this Escrow Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

     (b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

     (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

     (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 6(b) above.

     (e) The Escrow Agent does not have any interest in the Shares or Escrow Funds except as provided for herein for fees, as defined in the Agreement, or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents.

     (f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Shares and Escrow Funds to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of



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delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safe keep the Shares and Escrow Funds and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

     (g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Shares or Escrow Funds, or in the event that the Escrow Agent otherwise determines that the Shares and Escrow Funds should be retained, then the Escrow Agent may retain the Shares and Escrow Funds until the Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Shares and Escrow Funds, or (ii) a written agreement executed by the other parties hereto directing delivery of the Shares and Escrow Funds, in which case the Escrow Agent shall promptly deliver the Shares and Escrow Funds in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

     (h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (g) with respect to a resignation by the Escrow Agent. Each entity signed represents and warrants that they have the full power and authority to bind the entity and that Escrow Agent may rely upon such representation without further inquiry.

     7. Governing Law. This Escrow Agreement shall be governed in all respects by the internal laws of the Province of British Columbia. The parties agree to submit to the jurisdiction and venue of any local court in Vancouver, Canada having subject matter jurisdiction over the matter. Service may be made by certified mail, return receipt requested, to the parties at the addresses set forth in paragraph 10 below, but the parties shall not be precluded from making service in any other manner permitted by law.

     8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as follows:



If to the Selling Parties Attorney and Agent:  Albert Folsom
                                               320-1100 Melville Street
                                               Vancouver, BC V6E 4A6
                                               Fax:  604-688-2921
                                               Email:  mail@corporatehouse.com
                                                       -----------------------
                                               And: ppmc@shaw.ca


If to Purchasers Attorney and Agent:  Thomas F. Pierson, Esq. Attorney for
                                      Purchasers
                                      1140 Highway 287, Suite 400-274
                                      Broomfield, Colorado 80020
                                      Fax: 240-266-5659
                                      Email: thomaspiersonpc@yahoo.com

If to Escrow Agent:                   Richard Rainey, Esq
                                      980 Corona Crescent
                                      Coquitlam, BC
                                      Fax: 604-469-6335
                                      Email: rainey@raineylaw.com

     9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have caused this Escrow Agreement to be duly executed and delivered, as of the day and year first above written.




/s/ Thomas F. Pierson
-------------------------------------------------
Thomas F. Pierson, Purchasers Attorney and Agent



/s/ Albert Folsom
-------------------------------------------------
Albert Folsom, Selling Parties Agent


As to Escrow Only:


/d/ Richard Rainey
-------------------------------------------------
Richard Rainey, Escrow Agent



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                                   EXHIBIT `A'

                              Disbursement of Funds


1.       $6,300.00, Anderson, Anderson and Strong
                  941 East 3300 South, Suite 220
                  Salt Lake City, Utah 84106
                  Sum of $6,300.00 Attention Rex Anderson
2.       $2,674.25, Nevada Agency & Trust Company
                  Suite 880
                  50 West Liberty Street
                  Reno, Nevada, USA, 89501 Attention:  Mr. Mark Miller
3.       $6,400.00, Mary Hethey
                  397 Ventura Crescent
                  North Vancouver, British Columbia V7N 3G7
4.       $608.00, RCI Group Inc.
                  16th Floor
                  75 Varick Street
                  New York, New York USA, 10013
5.       675.56, Corporate House Inc.
                  320 - 1100 Melville Street
                  Vancouver, B.C. V6E 4A6 Atn:  Mr. Fred Sharp
6.       $2,561.41, Pick N Save Marketing Inc.
                  320 - 1100 Melville Street
                  Vancouver, B.C. V6E 4A6 Atn:  Mr. Richard Hethey
7.       $800.00, Michael Wilson
                  175 East 10th Street Suite 212
                  North Vancouver, B.C. V7L 4W1
8.       $5,500.00, Michael Fisher, for 5,500,000 Shares
9.       $500.00, John Watson, for 500,000 Shares
10.      $1,000.00 Richard Rainey, Esq. Escrow Agent fees

Total $26,019.22